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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported): February 7, 2000


                           TRANSTEXAS GAS CORPORATION
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


     1-12204                                               76-0401023
     -------                                               ----------
(Commission File Number)                                   (I.R.S. Employer
                                                           Identification No.)


                 1300 North Sam Houston Parkway East, Suite 310
                              Houston, Texas 77032
                          ----------------------------
          (Address of principal executive offices, including zip code)


                                 (281) 987-8600
              (Registrant's telephone number, including area code)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Not applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         On February 7, 2000 (the "Confirmation Date"), the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division, signed and entered an order (the "Confirmation Order") confirming the Company's Second Amended, Modified and Restated
         Plan of Reorganization dated January 25, 2000 (the "Plan") under Chapter 11 of the United States Bankruptcy Code. The Plan will take effect and be consummated on the Effective Date which is expected to occur as soon as practicable. The following summary of the Plan is qualified by reference to the Plan, the Disclosure Statement and Confirmation Order. Copies of the Plan and Confirmation Order are attached hereto as Exhibits 2.1 and 2.2. Capitalized terms that are not defined herein shall have the meanings given them in the Plan.

         On the Effective Date, the Company's existing securities, including the $450 million TransTexas Senior Secured Note, $115.8 million of TransTexas Subordinated Notes, and all of the Company's issued and outstanding shares of common stock ("Old Common Stock") will be canceled. Also on the Effective Date, the holders of the TransTexas Senior Secured Note Claims will receive a Distribution under the Plan consisting of approximately (i) 1,002,500 shares of New Class A Common Stock, (ii) 247,500 shares of New Class B Common Stock, (iii) 222,455,000 shares of New Senior Preferred Stock, (iv) 20,716,000 shares of New Junior Preferred Stock, (v) New Warrants to purchase 625,000 shares of New Class A Common Stock, (vi) $200 million of New Senior Secured Notes, and (vii) $24.6 million cash. The holders of the TransTexas Subordinated Notes and Old Common Stock, as well as holders of General Unsecured Claims, will receive no Distributions on account of their Claims under the Plan. However, the Plan provides that the holders of the TransTexas Senior Secured Note Claims will reallocate a portion of their Plan Distribution as follows: (i) each holder of a TransTexas Subordinated Note Claim will receive, at its election, either (x) cash in an amount equal to $.04 per $1.00 of the principal amount of its Allowed Claim, (y) shares of New Senior Preferred Stock in an amount equal to $.12 per $1.00 of the principal amount of its Allowed Claim, or (z) shares of New Junior Preferred Stock in an amount equal to $.42 per $1.00 of the principal amount of its Allowed Claim;
         (ii) each holder of a General Unsecured Claim will receive cash in an amount equal to its ratable portion of $20 million and its ratable portion of five million shares of New Senior Preferred Stock; (iii) each holder of Old Common Stock that is not an Affiliate of the Debtor will receive its ratable portion of 52,500 shares of New Class A Common Stock and its ratable portion of 109,375 New Warrants; and (iv) John R. Stanley, or his designee, will receive 247,500 shares of New Class B Common Stock and 515,625 New Warrants.

         Other creditors of the Company will receive the following Distributions pursuant to the Plan:

         (i) each holder of an Allowed Priority Claim will receive cash in an amount equal to 100% of the Allowed amount of such Claim on or as soon as practicable after the later of the Effective Date or the date on which such Priority Claim becomes an Allowed Priority Claim;

         (ii) each holder of an Allowed Secured Tax Claim will receive, at the option of the Company, either (a) equal cash payments every three months following the Effective Date, commencing March 15, 2000, over a period not exceeding six years totaling the principal


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                  amount of such Claim plus 10% interest on any unpaid balance,
                  (b) such other treatment agreed to by the holder of the Claim and the Company, provided such treatment is on more favorable terms to the Company than the treatment in clause
                  (a), or (c) payment in full in cash on or as soon as practicable after the later of the Effective Date or the date on which such Secured Tax Claim becomes an Allowed Secured Tax Claim;

         (iii) the GMAC Secured Claim will be assumed and paid in accordance with the terms and conditions as are agreed to in writing between GMAC and the Company;

         (iv) each holder of an Allowed Miscellaneous Secured Claim will receive, at the option of the Company, one of the following alternatives: (a) the Company will assume the Claim, leaving the holder's legal, equitable and contractual rights unaltered, (b) the Company will cure any default, reinstate the maturity, compensate the holder of the Claim for any damages and assume the Claim, or (c) the Company will provide such other treatment as agreed to by the holder of the Claim and the Company with the prior consent of the Bondholder Committee and GMAC;

         (v) each holder of an Allowed Mineral Interest Secured Claim will receive, at the holder's election, either (a) equal annual cash payments over a period of five years totaling the principal amount of its Claim plus simple interest at the Plan Rate and, until the Claim is paid in full, a continuing second priority lien securing such Claim to the extent its Claim is attributable to the Company's receivables as of the Petition Date, or (b) cash in an amount equal to 40% of the Allowed amount of its Claim;

         (vi) each holder of an Allowed M&M Lien Secured Claim will receive equal annual cash payments over a period of five years totaling the principal amount of its Claim plus simple interest from the Effective Date at the Plan Rate and, until the Claim is paid in full, a continuing subordinated lien securing such Claim;

         (vii) the holder of the TransTexas Senior Secured Note Deficiency Claim will receive no Distribution under the Plan;

         (viii) each holder of an Allowed Convenience Claim will receive cash in an amount equal to 100% of its Allowed Convenience Claim, without interest, on the Effective Date or as soon as practicable thereafter; and

         (ix) each holder of an Allowed Production Payment Holder Claim will receive such treatment as will leave its Claim Unimpaired unless such holder agrees to a different treatment. All Allowed Production Payment Holder Claims that are not due and payable on or before the Effective Date will be paid in accordance with their terms and in the ordinary course of business.

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        Holders of Allowed Claims and Interests as of 5:00
        p.m. (CST) on February 15, 2000 (the Distribution Record Date) will be entitled to participate in Distributions under the Plan. The Company also expects, in connection with consummation of the Plan, to execute a Post Confirmation Credit
        Facility and amend the GMAC DIP Facility.

        As of the Confirmation Date, there were 57,515,566 shares of Old Common Stock issued and outstanding. As of the Effective Date, all of the Old Common Stock will be canceled and the following shares will be issued and outstanding: approximately (i) 1,002,500 shares of New Class A Common Stock, (ii) 247,500 shares of New Class B Common Stock, (iii) 222,455,000 shares of New Senior Preferred Stock, and (iv) 20,716,000 shares of New Junior Preferred Stock. In addition, there will be approximately 106,200,000 shares of New Senior Preferred Stock and 25,000,000 shares of New Junior Preferred Stock reserved for issuance upon payment of dividends in kind, and 625,000 shares of New Class A Common Stock reserved for issuance upon exercise of New Warrants issued pursuant to the Plan.

        Information as to the assets and liabilities of the Company as of December 31, 1999 is included in the unaudited balance sheet attached hereto as Exhibit
        99.1.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        Not applicable.

ITEM 5. OTHER EVENTS.

        Not applicable.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

        Not applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a)   Financial statements of businesses acquired:

              Not applicable.

        (b)   Pro forma financial information:

              Not applicable.

        (c)   Exhibits:

              2.1   --   Second Amended, Modified and Restated Plan of
                         Reorganization of TransTexas Gas Corporation dated
                         January 25, 2000.

              2.2  --   Order Confirming Debtor's Second Amended, Modified and
                        Restated Plan of Reorganization dated February 7, 2000.

              99.1 -- Unaudited Balance Sheet of the Company dated as of December 31, 1999.

              99.2 --   Press Release issued on February 7, 2000.


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ITEM 8.  CHANGE IN FISCAL YEAR.

         Not applicable.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         Not applicable.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           TRANSTEXAS GAS CORPORATION


                           By: /s/ ED DONAHUE
                               ----------------------------
                           Name:   Ed Donahue
                           Title:  Vice President


Dated:  February 18, 2000


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                                  EXHIBIT INDEX

No.               Description                                                                    Page
---               -----------                                                                    ----
2.1  --           Second Amended, Modified and Restated Plan of Reorganization
                  of TransTexas Gas Corporation dated January 25, 2000.

2.2  --           Order Confirming Debtor's Second Amended, Modified and
                  Restated Plan of Reorganization dated February 7, 2000.

99.1 --           Unaudited Balance Sheet of the Company dated as of December
                  31, 1999.

99.2 --           Press Release issued on February 7, 2000.